SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2008

ENERGROUP HOLDINGS CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	0-32873	87-0420774
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9, Xin Yi Street, Ganjingzi District
Dalian City, Liaoning Province, PRC 116039
(Address of Principal Executive Offices)

+86 411 867 166 96
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 29, 2008, Mr. Zhang Yizhao tendered his resignation as the Chief Financial Officer of Energroup Holdings Corporation (the “Company”).   Ms. Wang Shu, whom was the Chief Financial Officer of the Company from December 31, 2007 until September 18, 2008, will resume the position of the Company’s Chief Financial Officer effective on the same day as Mr. Zhang’s resignation, unless and until earlier terminated, or she resigns and when her successor is duly elected and qualified.

Ms. Wang is a graduate of Liaoning University, with a major in accounting.  Ms. Wang has more than 12 years of experience in finance.  From 1996 to 2001, she worked at Dalian Huaqiao House Development Company as its chief accountant.  In 2001, she joined Dalian Chuming Group Co., Ltd., and served as the Company’s Chief Financial Officer from December 31, 2007 until September 18, 2008.  Ms. Wang is also a member of the Company’s Board of Directors.

The terms of Wang Shu’s employment as Chief Financial Officer of the Company is set forth in an employment agreement dated December 31, 2007.  A copy of Ms. Wang’s employment agreement was previously filed with our Current Report on Form 8-K on January 7, 2008.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10. 3	Executive Employment Agreement dated December 2007 between Company and Ms. Wang Shu (1)

____________

(1)	Previously filed with our Current Report on Form 8-K on January 7, 2008 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGROUP HOLDINGS CORPORATION

By:	/s/ Shi Huashan
Shi Huashan
Chief Executive Officer

Dated: December 29, 2008